UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  June 30, 2003
                Date of Report (Date of earliest event reported)


                                    PSC INC.
             (Exact name of registrant as specified in its charter)


          NEW YORK                       0-9919                  16-0969362
(State or other jurisdiction of       (Commission             (I.R.S. Employer
 incorporation or organization)       file number)           Identification No.)


111 S.W. FIFTH AVENUE, SUITE 4100, PORTLAND, OREGON                97204
(Address of principal executive offices)                        (Zip code)


                                 (503) 553-3920
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address if changed since last report.)
























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Item 5.       Other Events.

         As previously reported in a Current Report on Form 8-K, on November 22, 2002 (the "Petition Date") PSC Inc. (the "Company"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Company emerged from bankruptcy protection after the Bankruptcy Court confirmed the Company's Third Amended Joint Plan of Reorganization (the "Plan") on June 19, 2003. The Plan became effective on June 30, 2003 (the "Effective Date"). In connection with effectiveness of the Plan, the existing common stock and preferred stock (including restricted common stock issued to employees and directors of the Company and its subsidiaries) and all incentive stock options, non-qualified stock options, and stock appreciation rights granted under any Company-sponsored stock option plans, and any other options, warrants, or rights, contractual or otherwise, if any, to acquire or receive an equity interest in the Company (whether or not arising under or in connection with any employment agreement with the Company or any of its subsidiaries), including, without limitation, any agreements or understandings with employees of the Company and its subsidiaries as to equity enhancements or equity guarantees, authorized as of the Petition Date, have been cancelled and no longer represent any ownership interest in the Company. In partial satisfaction of the claims of certain secured creditors of the Company and its subsidiaries, the Company issued, upon effectiveness of the Plan, 100% of the new common stock of the Company.

         In connection with the cancellation of all former equity interests as discussed above, the Company will promptly file with the Securities and Exchange Commission a Form 15 to terminate registration of its common stock under Rule 12g-4 of the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PSC INC.
Date:  June 30, 2003



                                         /s/ Edward J. Borey
                                         ----------------------------------
                                         Name:   Edward J. Borey
                                         Title:  President, Chief Executive
                                                 Officer and Director